UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

International Money Express, Inc., a Delaware corporation (the “Company”), is filing this Amendment No. 1 to its Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on June 26, 2023 (the “Initial 8-K”) solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory stockholder votes regarding executive compensation. Except for the foregoing, this amendment does not modify or update any other disclosure contained in the Initial 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
As previously reported in the Initial 8-K, at the Company’s 2023 Annual Meeting of Stockholders held on June 23, 2023, the Company’s stockholders voted on, among other matters, a non-binding advisory proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say-When-On-Pay Proposal”), and the option of “1 year” received the highest number of votes cast by stockholders with respect to such proposal. Taking into account such voting results, the Company’s Board of Directors (“Board”) determined that the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers every year until the Board otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required stockholder vote on the frequency of such votes, which is required to occur no later than the Company’s annual meeting of stockholders in 2029.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: November 2, 2023	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	Chief Legal Officer, General Counsel & Corporate Secretary